Exhibit 99.1

Microbot Medical Announces Multiple Peer Reviewed Abstracts Accepted by The Cardiovascular and Interventional Radiological Society of Europe

Company Believes the Continuous Accumulation of Peer-Reviewed Data will Accelerate the Adoption of its Novel Interventional Endovascular System Once Commercialized

HINGHAM, Mass., June 16, 2023 – Microbot Medical Inc. (Nasdaq: MBOT) is encouraged by the continued participation and level of enthusiasm being demonstrated by the Key Opinion Leaders (KOL) globally who are using the LIBERTY® Robotic Surgical System during the Company’s pre-clinical animal studies. Further displaying their positive experiences and satisfaction, the Company has been informed that two peer-reviewed abstracts have been accepted to be presented at the Annual Congress of the Cardiovascular and Interventional Radiological Society of Europe (CIRSE). In addition, one of the abstracts was accepted as an oral presentation.

These peer-reviewed abstracts follow the highly successful extended joint pre-clinical animal studies held at leading European-based research labs by a team of seven renowned European interventional radiologists.

The Company believes that the accumulation of peer-reviewed data during the pre-clinical animal studies are invaluable opportunities to gather leading physicians’ and future users’ insight as it finalizes the necessary steps prior to its expected First in Human (FIH) and the human clinical trial, including the Validation & Verification (V&V) and submission of the Investigation Device Exemption (IDE) phases as part of its regulatory process.

“Our goal is to increase awareness amongst leading KOLs to LIBERTY® while we establish the necessary data for our regulatory process, primarily for the FDA. We believe that the current and future peer-reviewed data will accelerate adoption of LIBERTY once commercialized,” said Dr. Eyal Morag, Chief Medical Officer of Microbot Medical. “The physician’s desire to take part in our studies and submit a peer-review abstract, as well as accepted by one of the biggest interventional radiology societies, is a testimony of our disruptive solution.”

Separately, Dr. Morag recently gave an oral presentation at the Israeli Conference on Robotics (ICR) annual meeting. The abstract, which was titled “Use of a Disposable, Compact, Remote Controlled “LIBERTY” Robot for Intravascular Navigation: A New Concept in Endovascular Robotics,” reviewed the performance of the LIBERTY Robotic Surgical System during animal feasibility studies. The studies were conducted by senior, experienced and well-established interventional radiologists and the system was evaluated on several key metrics, including performance and safety.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com